VOTING/PROXY AGREEMENT


     This Voting/Proxy Agreement (the "Agreement") is made this 5th day of August 1996, by and among Midcoast Energy Resources, Inc., a Nevada corporation (the "Company"), Stevens G. Herbst ("Mr. Herbst"), June Herbst, Kenneth B. Holmes, Jr. ("Mr. Holmes"), Dorothy C. Holmes and Rainbow Investments Company, a Texas corporation owned by Mr. Herbst ("Rainbow"), and Texas Commerce Bank National Association, a national banking association, as Proxy Holder (as hereinafter defined).

     Whereas, the Stockholders (as hereinafter defined) own Shares (as hereinafter defined) of the capital stock of the Company in the number and class set forth below their signatures to this Agreement.

     Now, therefore, the Stockholders hereby enter into this Agreement solely to satisfy a condition to listing the Company's Common Stock (as hereinafter defined) on the American Stock Exchange, Inc. ("AMEX") as follows:

 1.1 Definitions. As used in this Agreement the following terms have the meanings set forth below:

     "Affiliate" shall mean any person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is acting as agent on behalf of, the Stockholders or is an employee, officer or director of Rainbow or the Company, including but not limited to immediate family relations and stockholders who own of record or beneficially five percent (5%) or more of the issued and outstanding Common Stock.

     "Board" shall mean the Board of Directors of the Company.

     "Common Stock" shall mean shares of the Company's common stock $.01, par value per share.

     "Company" shall mean Midcoast Energy Resources, Inc., and shall include any and all successors to all or substantially all of the assets and business of Midcoast Energy Resources, Inc.

     "Parties to this Agreement" shall mean any party hereto or his successor in interest.

     "Proxy" shall mean the proxy to vote the shares granted by Stockholders to the Proxy Holder hereby.

     "Proxy Holder" shall mean Texas Commerce Bank, a national banking association, whose principal offices are in Houston, Harris County, Texas.

     "Public Shares" shall mean all shares of Common Stock which are held of record and beneficially by stockholders who are not officers, directors or Affiliates of the Company or the Stockholders.

     "Stockholders" shall mean Herbst, Holmes, Rainbow, and June Herbst and Dorothy C. Holmes, joining herein to the extent of their community property interest, if any.

     "Shares" shall mean, at any given time, all of the issued and outstanding shares of Common Stock now owned or hereafter acquired by the Stockholders and any security issued by the Company which is convertible into or exercisable for shares of Common Stock of the Company. When used with reference to a number of Shares, "Shares" shall mean, in addition to the number of outstanding shares of Common Stock of the Company, the number of shares of Common Stock of the Company issuable upon conversion or exercise of other issued and outstanding securities of the Company which are convertible into or exercisable for shares of Common Stock of the Company owned or hereafter acquired by the Stockholders. All references to Shares owned by an individual Stockholder include the community interest, if any, of the spouse of that Stockholder.

     "Transfer" shall mean any direct or indirect sale, assignment, gift, devise, pledge, hypothecation or other encumbrance, or any other disposition of any of the Shares, either voluntarily or by operation of law.

 1.2     Creation; Notice of Effectiveness; Termination of the Proxy.

     The Stockholders each hereby appoint the Proxy Holder as their true and lawful attorney, agent and proxy to vote all of the Shares at all meetings called for a vote by the stockholders of the Company, or to execute consents as a stockholder of the Company. Texas Commerce Bank National Association is hereby appointed as Proxy Holder for the purposes set forth in and with the powers granted by this Agreement, and hereby accepts such appointment and agrees to act as Proxy Holder hereunder. This Proxy is coupled with an interest and is irrevocable, subject to the terms set forth below, for a period of five (5) years after such date that this Agreement becomes effective. The Proxy Holder shall be present, in person or represented by proxy, at all annual and special meetings of stockholders of the Company so that all Common Stock may be counted for the purposes of determining the presence of a quorum at such meetings. The Proxy Holder shall be entitled and it shall be its duty to exercise any and all voting rights in respect of the Common Stock either in person or by proxy or consent, but only as hereinafter provided, unless otherwise directed by an order of any governmental authority or a court of competent jurisdiction. In exercising its voting rights in accordance with this Section 1.2, the Proxy Holder shall take such actions at all annual, special or other meetings of stockholders of the Company or in connection with any action by consent in lieu of a meeting. The Stockholders agree, and the Proxy Holder acknowledges, that the Proxy Holder shall not participate in or interfere with the management of the Company and shall take no other actions with respect to the Company except in accordance with the terms hereof. The Proxy Holder shall vote all shares of the Common Stock of the stockholders on all matters, including without limitation the election or removal of directors, voted on by the stockholders of the Company (whether at a regular, special meeting or pursuant to a unanimous written consent) in the same proportion in which the Public Shares are voted with respect to such matters.

   The Proxy hereby created shall terminate (i) upon the delisting of the Company's Shares from AMEX; (ii) at such time when Holmes and Herbst own of record or beneficially less than one-half of one percent (1/2%) of the issued and outstanding shares of Common Stock; (iii) as to any individual, at such time when any Stockholder owns no Shares, of record or beneficially; or (iv) in the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company's assets, or merger or consolidation involving the Company in which the Company is not the surviving corporation where the holders of Shares receive securities of another corporation and/or other property for the exchange of such Shares. It is also hereby provided that the Shares may be sold by Stockholders free of the Proxy and this Agreement, including but not limited to a Transfer to the Company, except in the event of a Transfer to an Affiliate, in which case the Affiliate shall continue to be subject to the duration and terms of this Agreement.

     Upon the death or legal incapacitation of a Stockholder, all Shares registered in the name of such Stockholder on the records of the Company shall be transferred to that Stockholder's estate free of the Proxy and this Agreement.

 1.3     Restrictive Legend.

     All certificates representing the Shares will bear a restrictive legend referencing this Agreement and the Proxy, which restrictive legend will be removed by the Company at the request of the Stockholders upon termination of the Proxy pursuant to the terms hereof.

 1.4     Powers and Rights Not Granted to the Proxy Holder.

     The Proxy Holder does not have the right or authority to sell or otherwise dispose of any of the Shares or the right to receive any dividends or distributions on the Shares in stock, cash, kind or otherwise, all of which rights are retained by the Stockholders.

 1.5     Administration of Proxy.

     The Stockholders will promptly forward to the Proxy Holder all notices of stockholder meetings, proxy statements, consent solicitations and any other materials or information received by them relating to any action to be taken by the stockholders of the Company. The Proxy Holder shall not be responsible for the taking of any action under this Agreement unless it receives notice, in the manner herein provided, of the matter with respect to which it is to act. In the absence of any such notice, the Proxy Holder shall be entitled to presume that no action on its part is required.

     If the Proxy Holder is unable to serve as such for any reason, a successor Proxy Holder shall be designated by the Stockholders and shall fill such vacancies only in the event that all Parties to this Agreement and representatives at AMEX are in agreement. In the event of failure of the Stockholders, AMEX or Parties to this Agreement to agree upon a mutually acceptable successor Proxy Holder, any Party to this Agreement may apply to an appropriate court for the appointment of a successor Proxy Holder. Successor Proxy Holder shall enjoy all the rights, powers, interests and immunities of the Proxy Holder originally acting hereunder.

     This Agreement is to be governed by the laws of the State of Texas. The Proxy Holder is authorized to construe this Agreement and his reasonable construction made in good faith shall be conclusive and binding upon the Stockholders, except for the construction of the definition of Affiliate, in which case his reasonable construction made in good faith shall only be conclusive and binding upon the Stockholders after the Proxy Holder has consulted with AMEX on such construction and AMEX and the Proxy Holder are in agreement as to the construction of the definition of Affiliate. The Proxy Holder may seek the advice of legal counsel as agreed to by Messrs. Herbst and Holmes, which counsel may also be counsel for the Company, and any action taken in good faith in accordance with the opinion of such counsel shall be conclusive upon the Parties to this Agreement and the Proxy Holder shall not be liable to the Parties to this Agreement on account of such action.

     The Proxy Holder is authorized to incur and pay those reasonable expenses and charges which he deems necessary to the administration of this Agreement, including, but not limited to, necessary fees and charges for the services of legal counsel. The Proxy Holder shall not be required to give any bond or other security for the discharge of his duties under this Agreement. The Proxy Holder shall be entitled to reasonable compensation for his services as Proxy Holder, as attached hereto as Exhibit A, and to reimbursement for reasonable expenses and charges incurred in the administration of the Agreement, which compensation and reimbursement shall be paid by the Company.

 1.6     Indemnification.

     The Company hereby indemnifies Proxy Holder against, and holds Proxy Holder harmless from, any and all expenses, including, without limitation, attorneys' fees and court costs, costs, damages and claims, including, but not limited to, costs of investigation, litigation and arbitration, in connection with or arising from or out of this Agreement, except such acts of omissions as may result from the willful misconduct or gross negligence of such Proxy Holder.
IT IS THE EXPRESS INTENT OF THE COMPANY TO INDEMNIFY THE PROXY HOLDER FOR,
AND HOLD IT HARMLESS AGAINST, ITS OWN NEGLIGENT ACTS OR OMISSIONS.

 1.7     Scope of Undertaking.

     Proxy Holder's duties and responsibilities in connection with this Agreement shall be limited to those expressly set forth in this Agreement.
Proxy Holder shall not be liable for any error in judgment, any act or omission, any mistake of law or fact, or for anything it may do or refrain from doing in connection herewith, except for, subject to Section 1.8 hereinbelow, its own willful misconduct or gross negligence. It is the intention of the Parties to this Agreement that Proxy Holder shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

 1.8     Reliance; Liability.

     Proxy Holder may rely on, and shall not be liable for acting or refraining from acting in accordance with, any written notice, instruction or request or other paper furnished to it hereunder or pursuant hereto and believed by it to have been signed or presented by the proper party or parties. Proxy Holder shall have no liability for any loss arising from any cause beyond its control, including, but not limited to, the following: (a) the act, failure or neglect of the Company or any agent or correspondent or any other person selected by Proxy Holder; (b) any delay, error, omission or default of any mail, courier, telegraph, cable or wireless agency or operator; or (c) the acts or edicts of any government or governmental agency or other group exercising governmental powers. Proxy Holder is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter presented to it by the Stockholders or the Company, pursuant to the notices to be provided to the Proxy Holder by the Company and the Stockholders, pursuant to Section 1.5, or any Party to this Agreement or the form or execution hereof or for the identity or authority of any person executing this Agreement or any Party to this Agreement.

 1.9     Right of Interpleader.

     Should any controversy arise involving the Parties to this Agreement or any of them or any other person, firm or entity with respect to this Agreement, or if Proxy Holder should be in doubt as to what action to take, Proxy Holder shall have the right, but not the obligation, to institute a petition for interpleader in any court of competent jurisdiction to determine the rights of the Parties to this Agreement. In the event Proxy Holder is a party to any dispute, Proxy Holder shall have the additional right to refer such controversy to binding arbitration. Should a petition for interpleader be instituted, or should Proxy Holder be threatened with litigation or become involved in litigation or binding arbitration in any manner whatsoever in connection with this Agreement, the Company hereby agrees to reimburse Proxy Holder for its attorneys' fees and any and all other expenses, losses, costs and damages incurred by Proxy Holder in connection with or resulting from such threatened or actual litigation or arbitration prior to any disbursement hereunder.

 2.1     Titles and Subtitles.

     Titles of the paragraphs and subparagraphs are placed herein for convenient reference only and shall not to any extent have the effect of modifying, amending or changing the express terms and provisions of this Agreement.

 2.2     Words and Gender or Number.

     As used herein, unless the context clearly indicates the contrary, the singular number shall include the plural, the plural the singular, and the use of any gender shall be applicable to all genders.

 2.3     Execution in Counterpart.

     This Agreement may be executed in any number of counterparts, each of which shall be taken to be an original.

 2.4     Severability.

     In the event any parts of this Agreement are found to be void, the remaining provisions of this Agreement shall nevertheless be binding with the same effect as though the void parts were deleted.

 2.5     Waiver.

     No waiver of any provisions of this Agreement shall be valid unless in writing and signed by the person or party against whom charged.

 2.6     Applicable Law.

     This Agreement shall be subject to and governed by the laws of the State of Texas.

 2.7     Assignment.

     This Agreement shall be binding upon and inure to the benefit of the Parties to this Agreement and their respective heirs, legal representatives, executors, administrators, successors and assigns.

 2.8     Notices.

     Any notice or other communication required or permitted to be given under this Agreement by any Party to this Agreement to any other Party to this Agreement shall be considered as property given if in writing and (a) delivered against receipt therefor, (b) mailed by registered or certified mail, return receipt requested and postage prepaid or (c) sent by telefax machine, in each case to the address or telefax number, as the case may be, set forth below each signatory.

     Except to the extent otherwise provided in the Agreement, delivery of any communication given in accordance herewith shall be effective only upon actual receipt thereof by the party or parties to whom such communication is directed. Any Party to this Agreement may change the address to which communications hereunder are to be directed by giving written notice to the other Parties to this Agreement in the manner provided in this section.

 2.9     Resignation.

     Proxy Holder may resign hereunder upon ten (10) days prior notice to the Stockholders, at which time Proxy Holder's obligations hereunder shall cease and terminate. If the Stockholders fail to designate a successor Proxy Holder within ten (10) days after the giving of such notice, Proxy Holder may institute a petition for interpleader.



                   [Signature Pages to Follow]

     IN WITNESS WHEREOF, each of the Parties to this Agreement has executed this Agreement on this 5th day of August 1996.

                              MIDCOAST ENERGY RESOURCES, INC.,
                              a Nevada Corporation

                              By:  /s/ DAN C. TUTCHER
                                   Name:  Dan C. Tutcher
                                   Title:    President

                              Address:  1100 Louisiana, Suite 2950
                                        Houston, TX 77002

                              Telephone No.: (713) 650-8900
                              Telecopy No.:  (713) 650-3232


                              STOCKHOLDERS:




                              /s/ STEVENS G. HERBST
                              Stevens G. Herbst



                              /s/ JUNE HERBST
                              June Herbst, Spouse

                              Address:  5018 Cascade
                                        Corpus Christi, TX 78413

                              Telephone No.: (512) 991-3914
                              Telecopy No.:  (512) 882-9210



                              /s/ KENNETH B. HOLMES, JR.
                              Kenneth B. Holmes, Jr.



                              /s/ DOROTHY C. HOLMES
                              Dorothy C. Holmes, Spouse

                              Address:  5201 N.W. Trail
                                        Corpus Christi, TX 78410

                              Telephone No.: (512) 241-2139
                              Telecopy No.:  (512) 882-9210


                              RAINBOW INVESTMENTS COMPANY, a Texas
                              corporation



                              By: /s/  STEVENS G. HERBST
                                   Name:     Stevens G. Herbst
                                   Title:    President


                              Proxy Holder:



                              By:/s/ MONA RODGERS
                                   Texas Commerce Bank National
                                   Association, a national banking
                                   association

                              Address:  600 Travis Street, 11th Floor
                                        Houston, TX 77002
                                        Attn: Mona Rodgers
                                        Corporate Trust/Escrow Section

                              Telephone No.: (713) 216-4644
                              Telecopy No.:  (713) 216-5476



Stockholders
Number of
Shares Owned


1.   Stevens G. Herbst
281,442 Shares


2.   Kenneth B. Holmes, Jr.
283,195 Shares


3.   Rainbow Investments Company
    4,460
Shares

                            EXHIBIT A